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                                                                   EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to incorporation by reference in Form S-8 of Professional Bancorp, Inc. (registration statement No. 33-75674) of our report dated February 9, 1995, relating to the consolidated statement of financial condition as of December 31, 1994 and related consolidated statements of operations, shareholders' equity and cash flows for the year ended December 31, 1994, which report appears in the December 31, 1994, annual report on Form 10-K of Professional Bancorp, Inc.

                                      /s/ KPMG Peat Marwick LLP

Los Angeles, California
October 12, 1995